Exhibit 99.1

News Release

AMGEN TO ACQUIRE FIVE PRIME THERAPEUTICS FOR

$1.9 BILLION IN CASH

Acquisition Includes Bemarituzumab, A Phase 3 Ready, First-In-Class Program For Gastric Cancer, the Third Leading Cause of Cancer Mortality Worldwide

Bemarituzumab is a Strong Strategic Fit With Amgen’s Innovative Oncology Portfolio

Amgen to Host Investor Call at 10:30 a.m. EST

THOUSAND OAKS, Calif. and SOUTH SAN FRANCISCO, Calif., March 4, 2021 – Amgen (NASDAQ: AMGN) and Five Prime Therapeutics (NASDAQ: FPRX), a clinical-stage biotechnology company focused on developing immuno-oncology and targeted cancer therapies, today announced an agreement under which Amgen will acquire Five Prime Therapeutics for $38.00 per share in cash, representing an equity value of approximately $1.9 billion. This acquisition adds Five Prime’s innovative pipeline to Amgen’s leading oncology portfolio.

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Five Prime’s lead asset, bemarituzumab, is a first-in-class, Phase 3 ready anti-FGFR2b antibody with positive data from a randomized, placebo-controlled Phase 2 study in frontline advanced gastric or gastroesophageal junction (GEJ) cancer. Bemarituzumab targets FGFR2b, which has been found to be overexpressed in approximately 30% of patients with non-HER2 positive gastric cancer, as well as other solid tumors.

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The bemarituzumab Phase 2 FIGHT trial demonstrated clinically meaningful improvements in progression-free survival (PFS), overall survival (OS) and overall response rate (ORR) in the frontline treatment of patients with advanced gastric or GEJ cancer. Additional analysis showed a positive correlation between efficacy and expression of FGFR2b on tumor cells, confirming both the importance of the FGFR2b target and the activity of bemarituzumab against this target.

•	This correlation suggests that FGFR2b could play a role in other epithelial cancers, including lung, breast, ovarian and other cancers.

AMGEN TO ACQUIRE FIVE PRIME THERAPEUTICS FOR $1.9 BILLION IN CASH

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The acquisition of Five Prime also supports Amgen’s international expansion strategy. Gastric cancer is one of the world’s most common forms of cancer and is particularly prevalent in the Asia-Pacific region, where Amgen expects to generate significant volume growth in the coming years. Amgen plans to leverage its presence in Japan and other Asia-Pacific markets to maximize bemarituzumab’s potential. In addition, as part of this transaction, Amgen will receive a royalty percentage on future net sales in Greater China ranging from the high teens to the low twenties from a pre-existing co-development and commercialization agreement between Five Prime and Zai Lab (Shanghai) Co., Ltd.

•	Five Prime’s additional innovative pipeline programs complement Amgen’s efforts to bring meaningful therapies to oncology patients.

“The acquisition of Five Prime offers a compelling opportunity for Amgen to strengthen our oncology portfolio with a promising late-stage, first-in-class global asset to treat gastric cancer,” said Robert A. Bradway, chairman and chief executive officer at Amgen. “We look forward to welcoming the Five Prime team to Amgen and working with them to leverage our best-in-class monoclonal antibody manufacturing capabilities to supply additional clinical materials, as well as expanded production quantities, to realize the full potential of bemarituzumab for even more patients around the world as quickly as possible.”

“This is an exciting day for patients who may one day benefit from the promise of bemaritizumab and our full pipeline. I’m so proud of the Five Prime team and the science we’ve pioneered,” said Tom Civik, president and chief executive officer of Five Prime. “We see tremendous complementarity between the two companies. Amgen has global reach, world-class resources, and they share our deep passion for science and commitment to patients. I have full confidence that Amgen is the right company to work with us to bring our innovative cancer treatments to patients and to achieve our mission to rewrite cancer.”

Transaction Terms

Under the terms of the merger agreement, which was approved by the Boards of Directors of both companies, Amgen will commence a tender offer to acquire all of the outstanding shares of Five Prime’s common stock for $38.00 per share in cash. Following the completion of the tender offer, a wholly-owned subsidiary of Amgen will merge with Five Prime and shares of Five Prime that have not been tendered and purchased in the tender offer will be converted into the right to receive the same price per share in cash as paid in the tender offer (other than shares held by stockholders who properly demand and perfect appraisal rights under Delaware law).

The transaction is expected to close by the end of the second quarter and is subject to customary closing conditions, including the tender of at least a majority of the outstanding shares of Five Prime’s common stock and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Amgen reaffirmed its full-year outlook with Revenue guidance of $25.8 to $26.6 billion and non-GAAP EPS guidance of $16.00-$17.00.

Goldman Sachs acted as financial advisor to Amgen and Sullivan & Cromwell LLP as its legal advisor. Lazard acted as financial advisor to Five Prime and Cooley LLP as its legal advisor.

Amgen Webcast Investor Call

Amgen will host a webcast call for the investment community on Thursday, March 4, 2021, at 10:30 a.m. EST. Peter H. Griffith, executive vice president and chief financial officer, David M. Reese, M.D., executive vice president of Research and Development, and Murdo Gordon, executive vice president of Global Commercial Operations at Amgen will participate.

AMGEN TO ACQUIRE FIVE PRIME THERAPEUTICS FOR $1.9 BILLION IN CASH

Live audio of the conference call will be broadcast over the internet simultaneously and will be available to members of the news media, investors and the general public. The webcast, as with other selected presentations regarding developments in Amgen’s business given at certain investor and medical conferences, can be accessed on Amgen’s website, www.amgen.com, under Investors. Information regarding presentation times, webcast availability and webcast links are noted on Amgen’s Investor Relations Events Calendar. The webcast will be archived and available for replay for at least 90 days after the event.

About FGFR2b

The fibroblast growth factor (FGF)/fibroblast growth factor receptor (FGFR) pathway is implicated in the development and growth of cancer cells. FGFR2b is a splice variant of FGFR2 which can be found in tumors of epithelial origin. Data from the FIGHT trial suggests that approximately 30 percent of patients with non-HER2 positive gastroesophageal cancers overexpress FGFR2b.1 FGFR2b has also been shown to be overexpressed in numerous other cancers, including lung, breast, ovarian and other cancers.

About Bemarituzumab

Bemarituzumab (anti-FGFR2b) is a first-in-class targeted antibody that blocks fibroblast growth factors (FGFs) from binding and activating FGFR2b, inhibiting several downstream pro-tumor signaling pathways and potentially slowing cancer progression. Five Prime Therapeutics granted an exclusive license to Zai Lab Limited to develop and commercialize bemarituzumab in Greater China, and Zai Lab collaborated with Five Prime Therapeutics on the Phase 2 FIGHT trial in Greater China.

About the FIGHT Trial

The FIGHT study was a randomized, placebo controlled trial that evaluated bemarituzumab plus chemotherapy (mFOLFOX6) versus placebo plus chemotherapy in patients with fibroblast growth factor receptor 2b-positive (FGFR2b+), non HER2 positive frontline advanced gastric or GEJ cancer. The trial enrolled 155 patients in 15 countries across Asia, the European Union, and the United States, with 77 patients randomized to the bemarituzumab arm and 78 patients to the placebo arm.

About Gastric Cancer and GEJ Cancer

Gastric cancer, also known as stomach cancer, is the third most common cause of cancer death worldwide and, excluding non-melanoma skin cancer, the fifth most common cancer worldwide, with over 1,000,000 new cases diagnosed each year.2 For HER2 negative patients, frontline therapy available today is the same systemic chemotherapy available since the 1990s.3,4

About Five Prime Therapeutics

Five Prime Therapeutics is a clinical stage biotechnology company relentlessly focused on rewriting cancer. By tackling the tough scientific questions and untapped pathways, we aim to offer new hope by developing novel, breakthrough therapies that have potential to alter the course of disease in cancers with few treatment options. This vision is what defines us and guides our research, clinical development and partnerships. To build a better tomorrow for people with cancer, we are teaming up with patients, physicians, scientists, and industry partners to make a meaningful difference in patients’ lives. Five Prime collaborates with leading global pharmaceutical companies and has therapies in pre-clinical and clinical development.

AMGEN TO ACQUIRE FIVE PRIME THERAPEUTICS FOR $1.9 BILLION IN CASH

About Amgen Oncology

Amgen Oncology is searching for and finding answers to incredibly complex questions that will advance care and improve lives for cancer patients and their families. Our research drives us to understand the disease in the context of the patient’s life – not just their cancer journey – so they can take control of their lives.

For the last four decades, we have been dedicated to discovering the firsts that matter in oncology and to finding ways to reduce the burden of cancer. Building on our heritage, Amgen continues to advance the largest pipeline in our history, moving with great speed to advance those innovations for the patients who need them.

At Amgen, we are driven by our commitment to transform the lives of cancer patients and keep them at the center of everything we do.

To learn more about Amgen’s innovative pipeline with diverse modalities and genetically validated targets, please visit AmgenOncology.com. For more information, follow us on www.twitter.com/amgenoncology.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

Important Information

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of common stock of Five Prime described in this press release has not commenced. At the time the tender offer is commenced, Amgen and its acquisition subsidiary, Franklin Acquisition Sub, Inc. (“Purchaser”), will file, or will cause to be filed, tender offer materials on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and Five Prime will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, in each case with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY WHEN THEY BECOME AVAILABLE AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Those materials and all other documents filed by, or caused to be filed by, Amgen and Purchaser and Five Prime with the SEC will be available at no charge on the SEC’s website at www.sec.gov. The tender offer materials and related materials also may be obtained for free (when available) under the “Investors – Financials” section of Amgen’s website at https://investors.amgen.com/financials/sec-filings, and the Solicitation/Recommendation

AMGEN TO ACQUIRE FIVE PRIME THERAPEUTICS FOR $1.9 BILLION IN CASH

Statement and such other documents also may be obtained for free (when available) from Five Prime under the “Investors & Media – Financial Information” section of Five Prime’s website at https://investor.fiveprime.com/index.php/sec-filings. FIVE PRIME’S SHAREHOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY FIVE PRIME OR AMGEN WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, FIVE PRIME AND AMGEN.

Forward Looking Statements

This press release contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of Five Prime’s business, performance and opportunities; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; potential marketing or regulatory approvals for bemarituzumab, or potential future revenues from such product; as well as any assumptions underlying any of the foregoing.

These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements. There can be no guarantee that the proposed tender offer or the transaction described in this press release will be completed, or that it will be completed as currently proposed, or at any particular time. Neither can there be any guarantee that Amgen or Five Prime’s product, bemarituzumab, will achieve any particular future financial results, or that Amgen will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of the proposed acquisition. Nor can there be any guarantee that bemarituzumab will be submitted or approved for sale in any market, or at any particular time. Neither can there be any guarantee that such product will be successfully commercialized even if regulatory approvals are obtained. In particular, our expectations could be affected by, among other things: uncertainties as to the timing of the tender offer and the merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to the percentage of Five Prime’s stockholders tendering their shares in the tender offer; the possibility that competing offers or acquisition proposals for Five Prime will be made; the possibility that any or all of the various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential transaction described in this release, as well as potential regulatory actions or delays with respect to the development of bemarituzumab; the occurrence of any event, change or other circumstance that could give rise

AMGEN TO ACQUIRE FIVE PRIME THERAPEUTICS FOR $1.9 BILLION IN CASH

to the termination of the merger agreement; the effect of this announcement or pendency of the proposed transaction on Five Prime’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from Five Prime’s ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed acquisition may not be realized or may take longer to realize than expected; the successful integration of Five Prime into Amgen subsequent to the closing of the transaction and the timing of such integration; and other risks and factors referred to from time to time in Amgen’s and Five Prime’s filings with the SEC, including Amgen’s current Form 10-K and Five Prime’s current Form 10-K on file with the SEC, including those related to the uncertainties inherent in the research and development of new healthcare products, including clinical trial results and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues; changes in expected or existing competition; and global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. Amgen and Five Prime are providing the information in this press release as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

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CONTACT: Amgen, Thousand Oaks

Megan Fox, 805-447-1423 (media)

Trish Rowland, 805-447-5631(media)

Arvind Sood, 805-447-1060 (investors)

Five Prime Media and Investor Contact

Martin Forrest, 415-365-5625

References

1. Data on file. Five Prime Therapeutics; 2020.

2. Bray F, Ferlay J, Soerjomataram I, et al: Global cancer statistics 2018: GLOBOCAN estimates of incidence and mortality worldwide for 36 cancers in 185 countries. CA Cancer J Clin. 2018;68(6):394-424. doi:10.3322/caac.21492

3. Wagner AD, Syn NL, Moehler M, et al. Chemotherapy for advanced gastric cancer. Cochrane Database Syst Rev. 2017;8(8):CD004064. doi:10.1002/14651858.CD004064.pub4

4. Drugs approved for stomach (gastric) cancer. Food and Drug Administration. Updated April 21, 2020. Accessed October 14, 2020. https://www.cancer.gov/about-cancer/treatment/drugs/stomach#1